UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2019

Northern States Power Company

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-31387	41-1967505
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 10, 2019, Northern States Power Company, a Minnesota corporation (NSP-Minnesota), issued $600.0 million in aggregate principal amount of 2.90% First Mortgage Bonds, Series due March 1, 2050 (the bonds) pursuant to an Underwriting Agreement among NSP-Minnesota and CIBC World Markets Corp., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein. The bonds are being issued pursuant to the registration statement on Form S-3 (File No. 333-224333-04) (the Registration Statement). A prospectus supplement relating to the offering and sale of the bonds was filed with the Securities and Exchange Commission on September 4, 2019. The bonds will be governed by NSP-Minnesota’s Supplemental and Restated Trust Indenture dated May 1, 1988, by and between NSP-Minnesota and The Bank of New York Mellon Trust Company, N.A., as successor trustee, and the Supplemental Trust Indenture dated as of September 1, 2019.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

4.01

Supplemental Trust Indenture dated as of September 1, 2019 between Northern States Power Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, creating $600,000,000 principal amount of 2.90% First Mortgage Bonds, Series due March 1, 2050.

5.01	Opinion of Scott Wilensky regarding the validity of certain securities.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN STATES POWER COMPANY
(a Minnesota corporation)

By:	/s/ Sarah W. Soong
Name:	Sarah W. Soong
Title:	Vice President and Treasurer

Date: September 10, 2019